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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated January 25, 2001, except as to Note 23, for which the date is February 5, 2001, appearing on page 36 of this Form 10-K.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of
Eastman Chemical Company of our report dated January 25, 2001, except as to Note 23, for which the date is February 5, 2001, appearing on page 36 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
April 30, 2001


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